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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 50                                   Trade Date: 07/16/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 07/19/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is July 18, 2001

     CUSIP
       or
  Common Code           Principal Amount      Interest Rate       Maturity Date      Price to Public
  -----------           ----------------      -------------       -------------      ---------------
   91131UCB8             $10,635,000.00           6.0%               07/15/11              100%

Interest Payment
   Frequency                                   Subject to           Dates and terms of redemption
  (begin date)          Survivor's Option      Redemption         (including the redemption price)
----------------        -----------------      ----------         --------------------------------
    08/15/01                   Yes                Yes                    100%     07/15/03
    monthly                                                          semi-annually thereafter

                         Discounts and
Proceeds to UPS           Commissions          Reallowance              Dealer          Other Terms
---------------           -----------          -----------              ------          -----------
 $10,475,475.00           $159,525.00             $2.00           ABN AMRO Financial
                                                                      Services, Inc.